EXHIBIT 10.1
                                                                    ------------

                       FIRST AMENDMENT TO CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is entered into as of July 22, 2005, by and among SpectraSite Communications, Inc., a Delaware corporation (the "BORROWER"), SpectraSite, Inc., a Delaware corporation ("HOLDCO"), Toronto Dominion (Texas) LLC, as administrative agent (the "ADMINISTRATIVE AGENT") and the other Credit Parties signatory hereto (the "CREDIT PARTIES").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, Holdco, the Administrative Agent and the Credit Parties are parties to that certain Credit Agreement dated as of November 19, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, Holdco, TD Securities (USA) LLC and Citigroup Global Markets Inc., as lead arrangers, TD Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities, Inc., as joint book runners, Deutsche Bank Securities, Inc., The Royal Bank of Scotland plc and Lehman Commercial Paper Inc., as co-arrangers and co-documentation agents, Citicorp N.A., Inc., as syndication agent, the Administrative Agent and the other Credit Parties (as defined in the Credit Agreement) party thereto; and

         WHEREAS, on May 3, 2005, Holdco entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time to the extent permitted below, the "AMERICAN TOWER MERGER AGREEMENT"), with American Tower Corporation, a Delaware corporation ("ATC"), and Asteroid Merger Sub, LLC, a Delaware limited liability company ("ATC MERGER SUB"), a wholly-owned Subsidiary of ATC, pursuant to which Holdco will merge with and into ATC Merger Sub on the terms and subject to the conditions set forth therein (such transaction hereinafter referred to as the "AMERICAN TOWER MERGER"); and

         WHEREAS, upon consummation of the American Tower Merger, the Borrower will become a wholly-owned indirect Subsidiary of ATC; and

         WHEREAS, Holdco and the Borrower have requested, and the Administrative Agent and the Credit Parties have agreed, to amend the Credit Agreement as and to the extent set forth herein in order, among other things, to permit consummation of the American Tower Merger and the transactions contemplated in connection therewith;

         NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, except as otherwise defined or limited herein, and further agree, subject to the conditions precedent to this Amendment hereinafter set forth, as follows:

         1. AMENDMENTS TO CREDIT AGREEMENT TO BE EFFECTIVE IMMEDIATELY. The following amendments to the Credit Agreement shall be effective as of the First Amendment Effective Date:

                (a) Article 1 of the Credit Agreement, DEFINITIONS, is hereby amended by adding the following definitions in the appropriate alphabetical order:

                        "AMERICAN TOWER MERGER" shall mean the merger of Holdco
                with and into ATC Merger Sub pursuant to the terms and conditions of the American Tower Merger Agreement.

                        "AMERICAN TOWER MERGER AGREEMENT" shall mean that
                certain Agreement and Plan of Merger dated as of May 3, 2005, among ATC, ATC Merger Sub and SpectraSite, Inc., and all schedules and exhibits thereto and all documents executed in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the First Amendment to Credit Agreement dated as of the First Amendment Effective Date.

                        "ATC" shall mean American Tower Corporation, a Delaware
                corporation.

                        "ATC MERGER SUB" shall mean Asteroid Merger Sub, LLC, a
                Delaware limited liability company, which is a direct, wholly-owned Subsidiary of ATC.

                        "CUMULATIVE EBITDA" shall mean, as of any calculation
                date, the result of (a) the sum of (i) EBITDA with respect to the Other Operations, plus (ii) EBITDA with respect to the Tower Operations, less (b) Corporate Overhead, in each case for the period from January 1, 2005 through the last day of the fiscal quarter of the Borrower immediately preceding such calculation date for which financial statements have been provided pursuant to SECTION 7.1 or SECTION 7.2, as applicable.

                        "FIRST AMENDMENT EFFECTIVE DATE" shall mean July 22,
                2005.

                        "MERGER EFFECTIVE DATE" shall mean the date on which the
                American Tower Merger shall be consummated.

                (b) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating clause (b) of the definition of "EBITDA" as follows:

                        "(b) to the extent deducted in determining Net Income,
                the result of (i) the sum of each of the following for such period: (A) Borrower Interest Expense, (B) income tax expense,
                (C) depreciation and amortization, (D) extraordinary losses, (E) all other non-cash interest or charges (including, without limitation, any non-cash losses in respect of Interest Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness) and (F) non-recurring charges, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the


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


                American Tower Merger and the transactions contemplated thereby) and underwriters' fees, and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby, less (ii) the sum of (A) extraordinary gains and cash payments (not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period, and (B) all non-cash gains in respect of Interest Hedge Agreements;"

                (c) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating the definition of "Holdco" as follows:

                "HOLDCO" shall mean (a) prior to the date Super-Holdco is formed, (i) prior to the Merger Effective Date, SpectraSite, Inc., a Delaware corporation, and (ii) from and after the Merger Effective Date, ATC Merger Sub (as successor by merger to SpectraSite, Inc.), in each case which owns 100% of the issued and outstanding Equity Interests of the Borrower, and (b) from and after the date Super-Holdco is formed, Super-Holdco, which owns 100% of the issued and outstanding Equity Interests of Intermediate Holdco.

                (d) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating clause (b) in the definition of "Holdco EBITDA" as follows:

                        "(b) to the extent deducted in determining Holdco Net
                Income, the result of (i) the sum of each of the following for such period: (A) Holdco Interest Expense, (B) income tax expense, (C) depreciation and amortization, (D) extraordinary losses, (E) all other non-cash interest or charges (including, without limitation, any non-cash losses in respect of Interest Hedge Agreements, non-cash impairment charges, non-cash valuation charges for stock option grants or vesting of restricted stock awards, and non-cash losses from the early extinguishment of Indebtedness) and (F) non-recurring charges, restructuring charges, transaction expenses (including, without limitation, transaction expenses incurred in connection with the American Tower Merger and the transactions contemplated thereby) and underwriters' fees, and severance and retention payments in connection with the American Tower Merger and the transactions contemplated thereby, less (ii) the sum of (A) extraordinary gains and cash payments (not otherwise deducted in determining Holdco Net Income) made during such period with respect to non-cash charges that were added back in a prior period, and (B) all non-cash gains in respect of Interest Hedge Agreements;"

                (e) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by deleting the phrase "negative pledge or other agreement not to pledge," from the definition of "Lien".

                (f) Section 5.1(t) of the Credit Agreement, ENVIRONMENTAL MATTERS, is hereby deleted in its entirety and "[Intentionally Omitted]" substituted in lieu thereof.

                (g) Section 6.3 of the Credit Agreement, MAINTENANCE OF PROPERTIES AND ASSETS, is hereby amended and restated in its entirety as follows:


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

                        "Section 6.3 MAINTENANCE OF PROPERTIES AND ASSETS. The
                Borrower will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties (including, without limitation, all Towers) used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto except where the failure to do so would not materially adversely affect or apply to any Material Towers."

                (h) Section 6.4 of the Credit Agreement, ACCOUNTING METHODS AND FINANCIAL RECORDS, is hereby amended and restated in its entirety as follows:

                        "Section 6.4 ACCOUNTING METHODS AND FINANCIAL RECORDS.
                The Borrower will maintain, and will cause each of its Restricted Subsidiaries to maintain, on a consolidated and consolidating basis, a system of accounting established and administered in accordance with GAAP consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP. The Borrower and its Restricted Subsidiaries will maintain a fiscal year ending on December 31."

                (i) Section 6.5 of the Credit Agreement, INSURANCE, is hereby amended by deleting subsection (d) thereof in its entirety.

                (j) Section 6.12 of the Credit Agreement, ENVIRONMENTAL MATTERS, is hereby deleted in its entirety and "[Intentionally Omitted]" substituted in lieu thereof.

                (k) Section 8.4 of the Credit Agreement, AMENDMENT AND WAIVER, is hereby amended and restated in its entirety as follows:

                        "Section 8.4 AMENDMENT AND WAIVER. The Borrower shall
                not, and shall cause each of its Restricted Subsidiaries not to, without the prior written consent of the Administrative Agent, enter into any amendment, or agree to or accept any waiver, (a) which would materially adversely affect the rights of the Borrower and the Credit Parties, or any of them, of any of the provisions of its organizational documents, including, without limitation, its certificate or articles of incorporation (other than any increase in the number of authorized shares) and by-laws or (b) of any of the provisions of any documents evidencing or relating to the issuance of any Permitted Holdco Debt which amendment or waiver would cause the terms and conditions of such Permitted Holdco Debt not to be in compliance with the requirements set forth in the definition of `Permitted Holdco Debt'."

                (l) Section 8.5 of the Credit Agreement, LIQUIDATION; MERGER; ACQUISITION OR DISPOSITION OF ASSETS, is hereby amended by amending and restating clause (ii)(B) thereof in its entirety as follows:

                        "(B) the assets subject to such disposition contribute,
                in the aggregate, (I) together with all other assets disposed of during the same fiscal quarter, less than fifteen percent (15%) of Annualized EBITDA calculated as of the last day of the fiscal quarter of the Borrower most recently ended for which the financial statements referred to in SECTION 7.1 or SECTION 7.2, as applicable, have been delivered by the Borrower to the Administrative Agent, and (II) together with all other assets disposed of since January 1, 2005, less than twenty-five percent (25%) of Cumulative EBITDA calculated as of the last day of the fiscal quarter of the Borrower most recently ended for which the financial statements referred to in SECTION 7.1 or SECTION 7.2, as applicable, have been delivered by the Borrower to the Administrative Agent; PROVIDED, HOWEVER, that, in the case of an exchange or swap of assets, only the excess, if any, of (x) the portion of Annualized EBITDA or Cumulative EBITDA, as applicable, attributable to the assets being disposed of, over
                (y) the portion of Annualized EBITDA or Cumulative EBITDA attributable to the assets being acquired, shall be included in calculating Annualized EBITDA or Cumulative EBITDA for purposes of the Annualized EBITDA and Cumulative EBITDA tests set forth above;"

                (m) Section 8.6 of the Credit Agreement, GUARANTIES, is hereby amended by deleting "and" immediately prior to clause (e) thereof and by adding the following immediately before the period at the end thereof:

                        ", and (f) obligations under any Permitted Acquisition
                Documents, under any leases of real property, or under any agreements entered into in connection with the acquisition or furnishing of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries"

                (n) Section 8.10 of the Credit Agreement, NEGATIVE PLEDGE, is hereby deleted in its entirety.

                (o) Section 9.1 of the Credit Agreement, BORROWER LEVERAGE RATIO, is hereby amended and restated in its entirety as follows:

                        "Section 9.1 BORROWER LEVERAGE RATIO. The Borrower shall
                not permit as of the end of any fiscal quarter ended during the term of this Agreement, or as of the date of any Advance under this Agreement, the Borrower Leverage Ratio (if applicable, after giving effect to such Advance) to exceed the applicable ratio for such date during the periods as forth below:

                                       QUARTERS ENDING:                          RATIO:
                                       ----------------                          ------
                         First Amendment Effective Date through
                         September 30, 2006                                   5.50 to 1.00

                         October 1, 2006 through September 30, 2007           5.25 to 1.00

                         October 1, 2007 through September 30, 2008           5.00 to 1.00

                         October 1, 2008 through September 30, 2009           4.75 to 1.00

                         October 1, 2009 and thereafter                       4.50 to 1.00"

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

        2. AMENDMENTS TO CREDIT AGREEMENT TO BE EFFECTIVE UPON CONSUMMATION OF THE AMERICAN TOWER MERGER. The following amendments to the Credit Agreement shall be effective as of the Merger Effective Date immediately upon the consummation of the American Tower Merger:

                (a) Article 1 of the Credit Agreement, DEFINITIONS, is hereby amended by adding the following definitions in the appropriate alphabetical order:

                        "AFFILIATE EXPENSE PAYMENTS" shall mean payments by, or
                payables of, the Borrower or any of its Subsidiaries to, or on behalf of, any Affiliate of the Borrower in accordance with the Shared Services Agreement (including, without limitation, payments in respect of Anticipated Costs of such Person), in each case to the extent such payments would properly be characterized as operating expenses of the Borrower or any of its Restricted Subsidiaries in accordance with GAAP.

                        "AFFILIATE OVERHEAD PAYMENTS" shall mean payments by, or
                payables of, the Borrower or any of its Subsidiaries to, or on behalf of, any direct or indirect parent company of the Borrower in accordance with the Shared Services Agreement (including, without limitation, payments in respect of Anticipated Costs of such Person), in each case to the extent such payments would properly be characterized as corporate overhead of the Borrower or any of its Restricted Subsidiaries in accordance with GAAP.

                        "ANTICIPATED COSTS" shall mean, with respect to any
                Person, (a) reasonable and customary administration and overhead expenses of such Person (including, without limitation, (i) corporate franchise fees and taxes actually owed by such Person,
                (ii) legal and accounting fees and expenses actually incurred by such Person, (iii) costs incurred to comply with such Person's reporting obligations under federal or state laws, including, without limitation, reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, and (iv) other customary corporate overhead expense), (b) reasonable transaction costs of such Person relating to financings, (c) prepaid expenses, (d) Capital Expenditures, and (e) other expenses or other payments reasonably acceptable to the Administrative Agent.

                        "ATC SUBSIDIARIES" shall mean, collectively, all direct
                and indirect Subsidiaries of ATC (other than Holdco and its direct and indirect Subsidiaries).

                        "FINANCIAL STATEMENT CUT-OFF DATE" shall mean the date
                during the fiscal quarter in which the Merger Effective Date shall have occurred that is determined by the Borrower to be the cut-off date under GAAP for the stub period financial statements created in connection with the consummation of the American Tower Merger.


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

                        "SHARED SERVICES AGREEMENT" shall mean, collectively,
                one or more agreements approved by a resolution of the Board of Directors of ATC and of the Borrower, among one or more of ATC, the ATC Subsidiaries, Holdco and the Borrower, among others, for the provision of managerial, consulting, administrative and other services to the Borrower and its Subsidiaries or in respect of Anticipated Costs of any Affiliate of the Borrower, in each case on terms that are no less favorable to the Borrower and its Subsidiaries than those that would have been obtained in a comparable arm's-length transaction by the Borrower and its Subsidiaries with a non-Affiliate; PROVIDED, HOWEVER, that the payment of Affiliate Overhead Payments shall be deemed to meet the foregoing arm's-length transaction requirement to the extent that the allocation of such amounts between the ATC Subsidiaries and the Borrower and its Subsidiaries is made on a commercially reasonable and equitable basis.

                        "TAX SHARING AGREEMENT" shall mean, collectively, one or
                more agreements approved by a resolution of the Board of Directors of ATC and of the Borrower among one or more of ATC, the ATC Subsidiaries, Holdco and the Borrower, among others, with respect to the allocation of tax liabilities and other tax-related items among such Persons, based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties.

        (b) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by inserting "or SECTION 7.2, as applicable," immediately following the reference to "SECTION 7.1" at the end of clause (a) in the definition of "Additional Investment Availability".

        (c) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating clauses (a) and (b) of the definition of "Change of Control" as follows:

                        "(a)    any "person" or "group" (as each such term is
                used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have `beneficial ownership' of all shares that any such person has the right to acquire (whether by warrants, options or otherwise), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the Voting Stock of ATC; or"

                        "(b)    during any period of two (2) consecutive years
                (or, in the case this event occurs within the two (2) year period following the Merger Effective Date, such shorter period as shall have begun on the Merger Effective Date), individuals who at the beginning of such period constituted the board of directors of ATC (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of ATC was approved by a vote of a majority of the directors of ATC then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of ATC then in office; or"

                (d) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by inserting the following immediately before to the period at the end of the definition of "Change of Control":

                        "; or

                (h) the failure of ATC to own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding Equity Interests of Holdco.

                (e) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by inserting the parenthetical "(including, without limitation, but without duplication, the amount of any Affiliate Overhead Payments)" at the end of clause (a) of the definition of "Corporate Overhead".

                (f) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating sub-clauses (ii) and (v) in clause (b) of the definition of "Excess Cash Flow" as follows:

                        "(ii) taxes payable in cash by the Borrower and its
                Restricted Subsidiaries and amounts payable by the Borrower and its Restricted Subsidiaries pursuant to the Tax Sharing Agreement, in each case during or in respect of such fiscal quarter;"

                        "(v) the amount of any Restricted Payments (other than
                Specified Holdco Distributions) made to any direct or indirect parent company of the Borrower during such fiscal quarter (including, without limitation, any Affiliate Overhead Payments) to the extent that such Restricted Payments were not already taken into account in connection with the calculation of EBITDA for such fiscal quarter;"

                (g) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating clauses (d) and (e) of the definition of "Fixed Charges" as follows:

                        "(d) taxes payable in cash and amounts payable pursuant
                to the Tax Sharing Agreement; and (e) the amount of any Restricted Payments (other than any Specified Holdco Distributions) made to any direct or indirect parent company of the Borrower (including, without limitation, any Affiliate Overhead Payments) to the extent that such Restricted Payments were not already taken into account in connection with the calculation of EBITDA for such period"

                (h) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating the definition of "GAAP" as follows:


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

                        "GAAP" shall mean (i) for all periods prior to the
                American Tower Merger, generally accepted accounting principles in the United States, consistently applied and (ii) for all periods from and after the American Tower Merger, generally accepted accounting principles in the United States, consistently applied by ATC and taking into account the effects of the American Tower Merger.

                (i) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating the definition of "Net Income" as follows:

                        "NET INCOME" shall mean, for any period of
                determination, (a) net income of the Borrower and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, less (b) to the extent not already deducted therefrom, the amount of any Affiliate Expense Payments accrued in accordance with GAAP during such period.

                (j) Article 1 of the Credit Agreement, DEFINITIONS, is hereby further amended by amending and restating clause (d) in the definition of "Specified Holdco Distributions" as follows:

                        "(d) at any time that the Total Leverage Ratio is less
                than or equal to 6.00 to 1.00, Restricted Payments to, or Restricted Purchases from, any direct or indirect parent company of the Borrower to repurchase shares of such Person's common Equity Interests, pay dividends to such Person's shareholders, or for any other general corporate purposes of such Person"

                (k)     For purposes of clarification only, Section 2.3(f) of

the Credit Agreement, APPLICABLE MARGINS FOR BASE RATE ADVANCES AND EURODOLLAR ADVANCES, is hereby amended by amending and restating the paragraphs before and after the pricing table set forth in clause (i) thereof as follows:

                        "(i) ADVANCES UNDER THE REVOLVING LOAN COMMITMENTS OR OF
                THE TERM A LOANS. With respect to any Advance under the Revolving Loan Commitments, or any Advance of the Term A Loans, the Applicable Margin shall be the interest rate margin based upon the Borrower Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in SECTION 7.1 or SECTION 7.2, as applicable, are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:"

                "In the event that the Borrower fails to timely provide (I) the financial statements referred to above in accordance with the terms of SECTION 7.1 or SECTION 7.2, as applicable, or (II) the Compliance Certificate referred to in SECTION 7.3, and without prejudice to any additional rights under SECTION 2.3(d) or
                SECTION 10.2, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements, and from such failure and until such delivery, the Applicable Margin shall be (x) 2.00% with respect to each Eurodollar Advance, and (y) 1.00% with respect to each Base Rate Advance."

        (l) Section 6.15 of the Credit Agreement, COVENANTS REGARDING ADDITIONAL COLLATERAL, is hereby amended by adding the following paragraph at the end thereof:

                        "Notwithstanding anything to the contrary contained
                herein, from and after consummation of the American Tower Merger, neither ATC nor any of the ATC Subsidiaries shall be deemed to constitute Super-Holdco for any purpose under this Agreement or the other Loan Documents. The Credit Parties hereby acknowledge that the Collateral shall not include, and that there shall be no recourse for the Obligations to, the stock or assets of ATC or any of the ATC Subsidiaries."

        (m) Section 7.1 of the Credit Agreement, QUARTERLY FINANCIAL STATEMENTS AND INFORMATION, is hereby amended and restated in its entirety as follows:

                        "Section 7.1 QUARTERLY FINANCIAL STATEMENTS AND
                INFORMATION. Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, the unaudited balance sheets of the Borrower, on a consolidated basis with its Restricted Subsidiaries and on a consolidating basis with its Unrestricted Subsidiaries, as at the end of such quarter and as of the end of the preceding fiscal year, and the related statement of operations and the related statement of cash flows of the Borrower, on a consolidated basis with its Restricted Subsidiaries and on a consolidating basis with its Unrestricted Subsidiaries, for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which, in the case of financial statements delivered for periods ending on or after the first anniversary of the Financial Statement Cut-off Date, shall set forth in comparative form such figures as at the end of and for such quarter and for the appropriate prior period and which shall be certified by a Financial Officer of the Borrower to have been prepared in accordance with GAAP and to present fairly, in all material respects, the financial position of the Borrower, on a consolidated basis with its Restricted Subsidiaries and on a consolidating basis with its Unrestricted Subsidiaries, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to year-end and normal audit adjustments; PROVIDED that, notwithstanding anything to the contrary in this SECTION 7.1, no financial statements delivered pursuant to this SECTION 7.1 shall be required to include footnotes. Notwithstanding the foregoing, if the Financial Statement Cut-off Date shall not occur at the end of a fiscal quarter, the financial statements required to be delivered under this SECTION 7.1 for the fiscal quarter in which the Financial Statement Cut-off Date shall have occurred shall be (x) for the period commencing on the first day of the fiscal quarter in which the Financial Statement Cut-off Date shall have occurred and ending on the Financial Statement Cut-off Date, and (y) for the period commencing on the Financial Statement Cut-off Date and ending on the last day of the fiscal quarter in which the Financial Statement Cut-off Date shall have occurred."


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

                (n) Section 7.2 of the Credit Agreement, ANNUAL FINANCIAL STATEMENTS AND INFORMATION, is hereby amended and restated in its entirety as follows:

                        "Section 7.2 ANNUAL FINANCIAL STATEMENTS AND
                INFORMATION. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related audited consolidated statement of operations for such fiscal year, which, for periods ending on or after the first anniversary of the Financial Statement Cut-off Date, shall set forth in comparative form the figures as at the end of and for the previous fiscal year, and the related audited consolidated statements of cash flow and stockholders' equity for such fiscal year, which, for periods ending on or after the first anniversary of the Financial Statement Cut-off Date, shall set forth in comparative form the figures as at the end of and for the previous fiscal year, which shall be accompanied by an opinion of Deloitte & Touche, LLP, or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a statement of such accountants (unless the giving of such statement is contrary to accounting practice for the continuing independence of such accountants) that, in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the Financial Covenants insofar as they relate to accounting matters. Notwithstanding the foregoing, (x) the Borrower will furnish, within one hundred twenty (120) days of the Financial Statement Cut-off Date, the financial statements required to be delivered under this SECTION 7.2 for the period from January 1, 2005, to the Financial Statement Cut-off Date, and (y) the financial statements required to be delivered under this SECTION
                7.2 for the fiscal year ended December 31, 2005, shall be for the period from the Financial Statement Cut-off Date through December 31, 2005."

                (o) Section 7.3 of the Credit Agreement, COMPLIANCE CERTIFICATES, is hereby amended and restated in its entirety as follows:

                        "Section 7.3 COMPLIANCE CERTIFICATES. At the time the
                financial statements are furnished pursuant to SECTION 7.1 or
                SECTION 7.2, a Compliance Certificate:

                        (a) setting forth as at the end of such fiscal quarter, the arithmetical calculations required to establish (i) the Applicable Margin, (ii) whether the Borrower was in compliance with the requirements of the Financial Covenants, and
                (iii) whether the Borrower was in compliance with the requirements of SECTION 6.11;

                        (b) containing a list of all Acquisitions, Investments (other than those made pursuant to SECTIONS 8.2(a), (b), (e), (f), (g), (h) AND (j)), Restricted Payments (other than pursuant to the Tax Sharing Agreement or the Shared Services Agreement), dispositions of assets (other than dispositions of assets in the ordinary course of business) and any outstanding Capitalized Lease Obligations made or entered into from the date of the most recently delivered prior Compliance Certificate through the date of such certificate together with the total amount for each of the foregoing categories; and

                        (c) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

                Notwithstanding anything to the contrary contained herein, the information set forth in any Compliance Certificate delivered in connection with the financial statements required to be delivered pursuant to SECTION 7.1 for the fiscal quarter ending September 30, 2005 shall be based upon the financial statements provided pursuant to clauses (x) and (y) of the last sentence of
                SECTION 7.1."

                (p) Section 7.4 of the Credit Agreement, COPIES OF OTHER REPORTS, is hereby amended by amending and restating subsection (f) thereof:

                        "(f)    To the extent not covered elsewhere in this
                Article 7, promptly after the sending thereof, copies of all material financial statements, reports and other information (i) which Holdco, Intermediate Holdco (if any), the Borrower or any of its Restricted Subsidiaries sends to any holder of its Funded Debt or its securities, or (ii) which Holdco, Intermediate Holdco (if any), the Borrower or any of its Restricted Subsidiaries publicly files with the Securities and Exchange Commission or any national securities exchange, or (iii) to the extent relating to Holdco, Intermediate Holdco (if any), the Borrower or any of its Restricted Subsidiaries, which ATC publicly files with the Securities and Exchange Commission or any national securities exchange; PROVIDED, HOWEVER, that with respect to filings with the Securities and Exchange Commission copies of such filings shall be deemed to have been provided to the Lenders if made publicly available by the Securities and Exchange Commission on the EDGAR or similar system or by any of ATC or the Borrower or Holdco on its internet website."

                (q) Section 7.4 of the Credit Agreement, COPIES OF OTHER REPORTS, is hereby further amended by adding the following new subsection (g) at the end thereof:

                        "(g)    Promptly upon the execution thereof, copies of
                (i) the Tax Sharing Agreement, (ii) the Shared Services Agreement, and (iii) any material amendment to the Tax Sharing Agreement or the Shared Services Agreement."

                (r) Section 7.5 of the Credit Agreement, NOTICE OF LITIGATION AND OTHER MATTERS, is hereby amended by deleting "five (5) Business Days" from the introductory paragraph and by substituting "fifteen (15) days" in lieu thereof.

                (s) Section 8.7 of the Credit Agreement, RESTRICTED PAYMENTS AND PURCHASES, is hereby amended and restated in its entirety as follows:

                        "Section 8.7 RESTRICTED PAYMENTS AND PURCHASES. The
                Borrower shall not, and shall cause each of its Restricted Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that (a) the Borrower may make (i) Affiliate Expense Payments, (ii) Affiliate Overhead Payments, (iii) payments pursuant to the Shared Services Agreement in respect of any Anticipated Costs of its Affiliates, and (iv) payments pursuant to the Tax Sharing Agreement, and (b) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may (i) make Restricted Payments to any direct or indirect parent company of the Borrower to enable such Person to make the following payments when due: (A) dividend or interest payments, as applicable, on Permitted Holdco Debt, and (B) payments to repurchase Equity Interests in any direct or indirect parent company of the Borrower owned by employees, officers and directors of the Borrower, any of its Subsidiaries, or of any direct or indirect parent company of the Borrower, upon their death, disability or termination of employment or service, in an aggregate amount not to exceed $10,000,000 during any year or $15,000,000 during the term of this Agreement; (ii) make Restricted Payments to any direct or indirect parent company of the Borrower to enable such Person to repurchase fractional shares of the common Equity Interests of any direct or indirect parent company of the Borrower resulting from the consummation of any reverse stock split effected by such Person in aggregate amount not to exceed $400,000 during the term of this Agreement; and (iii) make Specified Holdco Distributions."

                (t) Section 8.8 of the Credit Agreement, AFFILIATE TRANSACTIONS, is hereby amended by adding the following immediately before the period at the end thereof:

                        "(e) with respect to the entering into of the Tax
                Sharing Agreement and payments thereunder; and (f) with respect to the entering into of the Shared Services Agreement and payments thereunder"

                (u) Section 8.9 of the Credit Agreement, CORPORATE NAME; CORPORATE STRUCTURE; BUSINESS, is hereby amended by adding the following sentence at the end thereof:

                        "Notwithstanding anything to the contrary contained in
                the foregoing, thirty (30) days' notice shall not be required in connection with the American Tower Merger and the transactions contemplated thereby; PROVIDED, that the Borrower shall provide the Administrative Agent with prompt notice following any such name change.

                (v) Section 10.1 of the Credit Agreement, EVENTS OF DEFAULT, is hereby amended by inserting "ATC," immediately before each reference to "Holdco" in subsections (e) and (f) thereof.

                (w) Section 13.1 of the Credit Agreement, NOTICES, is hereby amended by amending and restating clause (a)(i) in its entirety as follows:

                        "(i)    If to the Borrower, to it at:

                                SpectraSite Communications, Inc.
                                c/o American Tower Corporation
                                116 Huntington Avenue
                                Boston, MA 02116
                                Attention:     Chief Financial Officer
                                               and General Counsel
                                Telecopy No.: (617) 375-7575

                                with a copy to:

                                Cleary Gottlieb Steen & Hamilton LLP
                                One Liberty Plaza
                                New York, NY 10006
                                Attention:  Robert P. Davis, Esq.
                                Telecopy No.: (212) 225-3999"

                (x) Exhibit D to the Credit Agreement, FORM OF COMPLIANCE CERTIFICATE, is hereby deleted in its entirety and EXHIBIT D attached hereto is substituted in lieu thereof.

        3. CONSENT TO AMERICAN TOWER MERGER. By their signatures set forth below and on the Lender Addenda contemplated in Section 9 below, notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, the Administrative Agent and the Majority Lenders hereby consent to the consummation of the American Tower Merger. Holdco and the Borrower hereby agree not to enter into any amendment to, or agree to or accept any waiver of, any of the provisions of the Merger Agreement to the extent that such amendment or waiver, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect without the consent of the Majority Lenders. Holdco and the Borrower hereby further agree that, promptly upon consummation of the American Tower Merger, Holdco will deliver to the Administrative Agent a duly executed agreement, in form and substance reasonably satisfactory to the Administrative Agent, reaffirming Holdco's obligations under the Credit Agreement and the other Loan Documents.

        4. NO OTHER AMENDMENTS, CONSENTS OR WAIVERS. Except for the amendments, consents and waivers set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Administrative Agent and the Credit Parties hereby reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future.

        5. CONDITIONS TO EFFECTIVENESS. This Amendment will be effective as of the date first written above (the "FIRST AMENDMENT EFFECTIVE DATE") except as otherwise set forth herein, subject to the occurrence of each of the following on or before such date:

                (a) The Administrative Agent shall have received counterparts hereof duly executed by the Borrower and Holdco, and a Lender Addendum duly executed by each of the Majority Lenders as provided in Section 9 of this Amendment.

                (b) The Administrative Agent shall have received an updated business plan and updated Projections for the Borrower and its Restricted Subsidiaries.

                (c) All of the representations and warranties of Holdco and the Borrower set forth in the Credit Agreement and this Amendment, other than those that are expressly made as of a specific date, shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date as though made on and as of such date.

                (d) The Credit Parties shall have received payment of all fees and expenses due and payable on the First Amendment Effective Date in respect of the Credit Agreement, this Amendment and the transactions contemplated hereby and thereby.

        6. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and Holdco, for itself and on behalf of each of its Subsidiaries, agrees, represents and warrants in favor of the Administrative Agent and the Credit Parties that:

                (a) This Amendment has been executed and delivered by duly authorized representatives of the Borrower and Holdco, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of the Borrower and Holdco and is enforceable against the Borrower and Holdco in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by the application of general equitable principles;

                (b) Each representation or warranty of Holdco, the Borrower and the Designated Subsidiaries set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the date of this Amendment, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the date of, and after giving effect to, this Amendment (except to the extent that any such representation or warranty expressly relates to a prior specific date or period);

                (c) As of the date hereof, no Default or Event of Default with respect to the Borrower or Holdco has occurred and is continuing; and

                (d) As of the date hereof, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature.

        7. EFFECT ON THE CREDIT AGREEMENT. Except as specifically provided herein, the Credit Agreement shall remain in full force and effect, and is hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

        8. COUNTERPARTS. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile or email transmission shall be deemed an original signature hereto.

        9. DELIVERY OF LENDER ADDENDA. Each Credit Party executing this Amendment shall do so by delivering to the Administrative Agent a Lender Addendum, substantially in the form of Annex I attached hereto, duly executed by such Credit Party.

        10. LAW OF CONTRACT. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

              IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:                        SPECTRASITE COMMUNICATIONS, INC.,
                                 a Delaware corporation


                                 By: /s/ Steven C. Lilly
                                     ------------------------------
                                     Name:  Steven C. Lilly
                                     Title: Senior Vice President-Finance
                                            and Treasurer



HOLDCO:                          SPECTRASITE, INC., a Delaware corporation


                                 By: /s/ Steven C. Lilly
                                     ------------------------------
                                     Name:  Steven C. Lilly
                                     Title: Senior Vice President-Finance
                                            and Treasurer

LEAD ARRANGERS:                           TD SECURITIES (USA) LLC


                                           By: /s/ David Perlman
                                               ------------------------------
                                               Name:  David Perlman
                                               Title: Director



                                          CITIGROUP GLOBAL MARKETS INC.


                                           By: /s/ Caesar W. Wyszomirski
                                               ------------------------------
                                               Name:  Caesar W. Wyszomirski
                                               Title: Director

JOINT BOOK RUNNERS:                       TD SECURITIES (USA) LLC


                                           By: /s/ David Perlman
                                               ------------------------------
                                               Name:  David Perlman
                                               Title: Director



                                          CITIGROUP GLOBAL MARKETS INC.


                                           By: /s/ Caesar W. Wyszomirski
                                               ------------------------------
                                               Name:  Caesar W. Wyszomirski
                                               Title: Director



                                          DEUTSCHE BANK SECURITIES, INC.


                                           By: /s/ Gregory Sheldon
                                               ------------------------------
                                               Name:  Gregory Sheldon
                                               Title: Vice President


                                           By: /s/ David G. Dickinson, Jr.
                                               ------------------------------
                                               Name:  David G. Dickinson, Jr.
                                               Title: Director

CO-ARRANGERS AND
CO-DOCUMENTATION AGENTS:                   DEUTSCHE BANK SECURITIES, INC.


                                           By: /s/ Gregory Sheldon
                                               ------------------------------
                                               Name:  Gregory Sheldon
                                               Title: Vice President


                                           By: /s/ David G. Dickinson, Jr.
                                               ------------------------------
                                               Name:  David G. Dickinson, Jr.
                                               Title: Director



                                           THE ROYAL BANK OF SCOTLAND PLC


                                           By: /s/ Andrew Wynn
                                               ------------------------------
                                               Name:  Andrew Wynn
                                               Title: Senior Vice President



                                           LEHMAN COMMERCIAL PAPER INC.


                                           By: /s/ Craig Mallory
                                               ------------------------------
                                               Name:  Craig Mallory
                                               Title: Authorized Signatory

SYNDICATION AGENT:                         CITICORP N.A., INC.


                                           By: /s/ Caesar W. Wyszomirski
                                               ------------------------------
                                               Name:  Caesar W. Wyszomirski
                                               Title: Vice President



ADMINISTRATIVE AGENT:                      TORONTO DOMINION (TEXAS) LLC


                                           By: /s/ Jim Bridwell
                                               ------------------------------
                                               Name:  Jim Bridwell
                                               Title: Authorized Signatory